EXHIBIT 10.1
                                                                    ------------


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of the 14th day of July, 2006, by and between Comverse Technology, Inc., a New York corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Raz Alon (the "Executive").


                               W I T N E S S E T H


         WHEREAS, the Executive has been serving as the Chief Executive Officer of the Company since April 28, 2006;

         WHEREAS, the Company desires to continue the employment of the Executive as its Chief Executive Officer during the Term of Employment (as hereinafter defined) by entering into this Agreement; and

         WHEREAS, Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties"), intending to be legally bound, agree as follows:

          1.   Definitions.

                         (a) "Base Salary" shall mean the Executive's base
                    salary as determined in accordance with Section 4 below.

                         (b) "Board" shall mean the board of directors of the
                    Company.

                         (c) "Bonus" shall mean the bonus specified in Section 5
                    below.

                         (d) "Cause" shall mean:

               (1) a conviction of the Executive, or a plea of nolo contendere, to a felony or a misdemeanor involving moral turpitude; or

               (2) a material violation by the Executive of federal or state securities laws as determined by a court or other governmental body of competent jurisdiction; or


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               (3)  willful misconduct or gross negligence by the Executive with respect to the Company or any Subsidiary resulting in demonstrable harm to the Company or any Subsidiary; or

               (4) the repeated or continued failure by the Executive to carry out, in all material respects, the reasonable and lawful directions of the Board that are within the Executive's individual control and consistent with the Executive's status as Chief Executive Officer of the Company and his duties and responsibilities hereunder after not less than twenty days' written notice from the Board of their existence and continuation; or

               (5) a material violation by the Executive of (i) the Company's Code of Ethics and Business Conduct applicable to the Executive or (ii) any other policy or procedure of the Company if, in the case of this clause (ii), the Company has given the Executive written notice of such violation and the Executive persists in such violation; or

               (6) fraud, embezzlement, theft or dishonesty by the Executive against the Company or any of Subsidiary.

                         (e) "Code" shall mean the Internal Revenue Code of
                    1986, as amended from time to time, and the regulations and rules promulgated thereunder.

                         (f) "Compensation Committee" shall mean the
                    Compensation Committee of the Board or another committee of the Board that performs the functions typically associated with a compensation committee.

                         (g) "Competitive Activity" shall mean the Executive's
                    engaging in an activity - whether as an employee, consultant, principal, member, agent, officer, director, partner or shareholder (except for investment(s) in which the Executive is not personally involved in management or providing operating direction to management) that is competitive with any business of the Company or any Subsidiary conducted by the Company or such Subsidiary at any time during the Noncompetition/Nonsolicitation Period; provided, however, that the Executive may be employed by or otherwise associated with a business of which a subsidiary, division, segment, unit, etc. is in competition with the Company or any Subsidiary but as to which such subsidiary, division, segment, unit, etc. the Executive has no direct or indirect operating responsibilities or involvement. For the avoidance of doubt, a business "is competitive with any business of the Company or any Subsidiary" if such business offers or sells products or services that are functionally equivalent


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

                    to, substitutable for or closely related to the products or services sold by the Company.

                         (h) "Disability" shall mean the Executive's inability
                    to substantially perform his duties and responsibilities under this Agreement for a period of (i) 6 consecutive months or (ii) 180 days in any 12-month period, as determined by a licensed physician mutually selected by the Company and the Executive. If the Parties cannot agree on a licensed physician, each Party shall select a licensed physician and the two licensed physicians shall select a third licensed physician who shall make such determination for this purpose.

                         (i) "Effective Date" shall mean the date of this
                    Agreement.

                         (j) "Equity Grant" shall mean the award of equity
                    incentive compensation specified in Section 6 below.

                         (k) "Good Reason" shall mean, without the Executive's
                    prior written consent, the occurrence of any of the following events or actions within the 60-day period preceding a termination of employment by the Executive:

               (1) a reduction of the Executive's Base Salary or Bonus specified in Sections 4 and 5 below, respectively; or

               (2) an actual relocation of the Executive's principal office outside of the continental United States; or

               (3) a material, substantive and adverse diminution of the Executive's title, duties or responsibilities (including, without limitation, having the Executive report to anyone other than the Board); or

               (4) a failure of the Company to obtain the assumption in writing of its obligation under this Agreement by any successor to all or substantially all of the assets of the Company within 10 days after completion of a sale of assets, merger, consolidation, or similar transaction; or

               (5) a material breach by the Company of any provision of this Agreement.

                         (l) "Noncompetition/Nonsolicitation Period" shall mean
                    the period commencing on the Effective Date and ending on the first anniversary of the date of the termination of the Executive's employment as Chief Executive Officer.





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                         (m) "Subsidiary" shall mean an affiliate controlled by
                    the Company directly, or indirectly through one or more intermediaries.

                         (n) "Term of Employment" shall mean the period
                    specified in Section 2 below.

                         (o) "Voting Stock" shall mean capital stock of any
                    class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

          2.   Term of Employment.

               The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending on April 30, 2007, subject to earlier termination of the Term of Employment in accordance with the terms of this Agreement.

          3.   Position, Duties and Responsibilities; Reporting.

               As of the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Chief Executive Officer of the Company. The Executive shall serve the Company faithfully, conscientiously and to the best of the Executive's ability and shall promote the interests and reputation of the Company in a manner consistent with the duties of chief executive officers of similarly situated companies. Unless prevented by sickness or Disability, the Executive shall devote substantially all of the Executive's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive's duties may reasonably require, to the duties of the Executive's employment. The Executive, in carrying out his duties under this Agreement, shall report to the Board. During the Term of Employment, the Executive shall serve on the Board, any committees of the Board (including the Special Committee), the boards of directors of Subsidiaries of the Company and any committees thereof without additional compensation therefor and, following the expiration or earlier termination of the Term of Employment, it is the intention of the Executive to continue serving on the Board and the Special Committee.

          4.   Base Salary.

               The Executive shall be paid an annualized Base Salary of $600,000, payable in accordance with the regular payroll practices of the Company.

          5.   Bonus.

               The Company shall pay to the Executive a bonus of $400,000 (the "Bonus") at the conclusion of the Term of Employment.



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



          6.   Equity Incentive Compensation Programs.

         (a) The parties acknowledge that, pursuant to the Company's 2005 Stock Incentive Compensation Plan (the "2005 Plan") and a Deferred Stock Award Agreement dated the date hereof (the "Deferred Stock Award Agreement"), the Compensation Committee awarded to the Executive forty thousand (40,000) shares of common stock of the Company in the form of deferred stock (the "Deferred Stock"), which shall vest in accordance with the provisions of the Deferred Stock Award Agreement. Shares of common stock in settlement of the Deferred Stock award (or, at the Company's election, cash in lieu of shares based on the fair market value thereof) shall be delivered to Executive in accordance with the provisions of the Deferred Stock Award Agreement.

         (b) The Executive shall be granted options to purchase a total of thirty thousand (30,000) shares of common stock of the Company (the "Stock Options") within ten (10) days after the first date on which the Company (i) is eligible to use a registration statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended, to register such Stock Options (and the shares issuable upon the exercise thereof) and (ii) is under no legal prohibition against granting such Stock Options. The exercise price of the Stock Options shall equal the fair market value of the shares of the Company's common stock on the date of grant. All such Stock Options shall vest and become exercisable on April 30, 2007, subject to accelerated vesting as otherwise provided herein. The Stock Options shall be granted under, and in accordance with the terms of, the 2005 Plan.

          7.   Employee Benefit Programs.

               During the Term of Employment, the Executive shall be entitled to participate in various employee welfare and pension benefit plans, programs and/or arrangements applicable to senior-level executives.

          8.   Reimbursement of Business Expenses; State Taxes Equalization
               Payment.

                         (a) Business Expenses. During the Term of Employment,
                    the Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall reimburse him for all such reasonable business expenses reasonably incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy; it being understood that the Company will pay (or reimburse the Executive for), following the Executive's demand and in accordance with the Company's policies, (i) transportation between the Executive's office or residence in California and the Company's offices and living expenses while working at the Company's offices or elsewhere for purposes of the Company's business and (ii) any taxes payable by the Executive as a result of the payments or reimbursements referred to in clause (i) above, such that the Executive incurs no cost (i.e., is "grossed-up") for such taxes.



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                         (b) State Tax Equalization Payment. The Company shall
                    pay to the Executive, reasonably promptly following his demand therefor, an additional payment (a "State Tax Equalization Payment") in such amount that, after payment by the Executive of all income taxes (federal, state and local) imposed upon the State Tax Equalization Payment, the Executive receives total after tax compensation for any calendar year hereunder equal to the amount he would have received if he had performed services for the Company hereunder exclusively in the State of California (the jurisdiction of his residence).

          9.   Perquisites.

               During the Term of Employment, the Executive shall be entitled to participate in the Company's executive fringe benefits applicable to the Company's senior-level executives (if any) in accordance with the terms and conditions of such arrangements as are in effect from time to time. In addition, the Company shall pay (or reimburse the Executive for) (i) the reasonable fees and disbursements of counsel to the Executive in connection with such counsel's review and negotiation of this Agreement and (ii) reasonable accounting and legal fees and disbursements incurred with respect to the calculation contemplated by Section 8(b) above.

          10.  Vacation.

               The Executive shall be entitled to four weeks paid vacation to be taken at such time as the Executive determines at his discretion.

          11.  Termination of Employment.

                         (a) Termination of Employment Due to Death. In the
                    event of the Executive's death during the Term of Employment, the Term of Employment shall end as of the date of the Executive's death and his estate and/or beneficiaries, as the case may be, shall be entitled to the following:

               (1) payment of Base Salary earned but not paid prior to the date of his death;

               (2) the Deferred Stock award and the Stock Options provided for in Section 6 hereof shall immediately vest in full on the date of his death;

               (3) payment of any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9 or 10 above; and

               (4) payment or receipt of such other or additional benefits, if any, as may be provided under applicable plans, programs and/or arrangements of the Company.



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



                         (b) Termination of Employment Due to Disability. If the
                    Executive's employment is terminated due to Disability during the Term of Employment, by either the Company or the Executive, the Term of Employment shall end as of the date of the termination of the Executive's employment and the Executive shall be entitled to the following:

               (1) payment of Base Salary earned but not paid prior to the date of the termination of the Executive's employment;

               (2) the Deferred Stock award and the Stock Options provided for in Section 6 hereof shall immediately vest in full on the date of the termination of the Executive's employment;

               (3) payment of any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9 or 10 above; and

               (4) payment or receipt of such other or additional benefits, if any, as may be provided under applicable plans, programs and/or arrangements of the Company.

In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating the Executive's employment gives written notice to the other Party in accordance with Section 26 below.

                         (c) Termination of Employment by the Company for Cause.
                    If the Company terminates the Executive's employment for Cause during the Term of Employment, the Term of Employment shall end as of the date of the termination of the Executive's employment for Cause and the Executive shall be entitled to the following:

               (1) payment of Base Salary earned but not paid prior to the date of the termination of the Executive's employment;

               (2) payment of any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9 or 10 above; and

               (3) payment or receipt of such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

In no event shall a termination of the Executive's employment for Cause occur unless the Company, with the approval of the Board, gives written notice to the Executive in accordance with Section 26 below stating with specificity the events or actions that constitute Cause and providing the Executive with an opportunity to cure the same (if curable) within 20 calendar days after first giving notice.



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



                         (d) Termination of Employment by the Company Without
                    Cause. If the Executive's employment is terminated by the Company without Cause, other than due to the Executive's death or Disability, the Executive shall be entitled to the following:

               (1) payment of Base Salary earned but not paid prior to the date of the termination of the Executive's employment;

               (2) payment of an amount equal to the sum of (A) the Base Salary otherwise payable through April 30, 2007 plus (B) the Bonus, which amount shall be paid in a lump sum within five (5) days after the date of termination of the Executive's employment;

               (3) the Stock Options provided for in Section 6 hereof shall immediately vest in full on the date of the termination of the Executive's employment and the Deferred Stock award shall vest in accordance with the Deferred Stock Award Agreement;

               (4) payment of any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9 or 10 above;

               (5) payment of an amount equal to the Executive's costs associated with COBRA health continuation benefits through April 30, 2007; and

               (6) payment or receipt of such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

In no event shall a termination of the Executive's employment without Cause occur unless the Company, with the approval of the Board, gives written notice to the Executive in accordance with Section 26 below. A termination of the Executive's employment under this Section 11(d) shall not by itself be a breach of this Agreement.

                         (e) Termination of Employment by the Executive for Good
                    Reason. The Executive may terminate his employment for Good Reason, provided that the actual date of the termination of the Executive's employment occurs during the 60-day period immediately following the date that the events or actions constituting Good Reason first occur. Upon the Executive's termination of his employment for Good Reason, the Executive shall be entitled to the same payments and benefits as provided in Section 11(d) above. In no event shall a termination of the Executive's employment for Good Reason occur unless the Executive gives written notice to the Company in accordance with Section 26 below stating with specificity the events or actions that constitute Good Reason and providing the Company with an opportunity to cure the same (if curable) within 20 calendar days after first giving notice.



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                         (f) Voluntary Termination of Employment by the
                    Executive Without Good Reason. If the Executive voluntarily terminates his employment without Good Reason, other than a termination of employment due to the Executive's death or Disability, the Executive shall be entitled to the same payments and benefits as provided in Section 11(c) above. In no event shall a voluntary termination of the Executive's employment without Good Reason as described in the immediately preceding sentence occur unless the Executive gives written notice to the Company in accordance with
                    Section 26 below at least 90 days prior to the date of the actual date of the termination of the Executive's employment. A termination of the Executive's employment under this Section 11(f) shall not by itself be a breach of this Agreement.

                         (g) No Mitigation; No Offset. In the event of any
                    termination of the Executive's employment under this Section 11, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any compensation attributable to any subsequent employment that he may obtain except as specifically provided in this
                    Section 11. Notwithstanding anything to the contrary contained in any severance or change-in-control plan, program, policy or arrangement of the Company in which the Executive is a participant, the compensation and benefits payable under this Section 11 shall be the sole and exclusive compensation and benefits payable to the Executive upon termination of employment.

                         (h) Return of Company Property. Promptly following the
                    date of any termination of the Executive's employment, the Executive or his personal representative shall promptly return all Company property in his possession, including but not limited to all computer equipment (hardware and software), telephones, facsimile machines, PDAs and other communication devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company, its customers and clients or its prospective customers and clients that is not publicly available.

                         (i) Nature of Payments. Any amounts due under this
                    Section 11 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                         (j) Waiver and Release. As a condition precedent to
                    receiving the compensation and benefits provided under Sections 11(d) or 11(e), the Executive shall execute a


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                    waiver and release substantially in the form attached to
                    this Agreement as Exhibit A.

          12.  Confidentiality: Assignment of Rights.

                         (a) During the Term of Employment and thereafter, the
                    Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the Term of Employment, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of the Company, (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, or
                    (iii) as to such confidential information that becomes generally known to the public or trade without his violation of this Section 12(a).

                         (b) The Executive hereby sells, assigns and transfers
                    to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "rights") which during the Term of Employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the Company's business or arise out of any work he performs or information he receives regarding the business of the Company while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by the Company and without any further compensation in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such rights.

          13.  Noncompetition; Nonsolicitation.

                         (a) The Executive covenants and agrees that during the
                    Noncompetition/ Nonsolicitation Period he shall not at any time, without the prior written consent of the Company, directly or indirectly, engage in a Competitive Activity.


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                         (b) The Executive covenants and agrees that during the
                    Noncompetition/ Nonsolicitation Period he shall not at any time, directly or indirectly, solicit (x) any customer or client of the Company or any Subsidiary with respect to a Competitive Activity or (y) any employee of the Company or any Subsidiary for the purpose of causing such employee to terminate his or her employment with the Company or such Subsidiary.

                         (c) The Parties acknowledge that in the event of a
                    breach or threatened breach of Section 13(a) and/or Section 13(b) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 13(a) and/or Section 13(b) above and notwithstanding anything to the contrary contained in Section 25 hereof, the Company shall be entitled, upon legally sufficient proof thereof, to such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 13(a) and/or
                    Section 13(b) above; provided, however, that the Company shall never assert in any proceeding against the Executive any claims of "inevitable disclosure." Nothing in this Agreement (including Section 25 hereof) shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity from any court of competent jurisdiction for breach or threatened breach of Section 13(a) and/or Section 13(b) above, including the recovery of damages.

          14.  Indemnification.

               The Company confirms and acknowledges that the Indemnification Agreement between the Company and the Executive of even date herewith, a copy of which is attached as Exhibit B hereto (the "Indemnification Agreement"), remains in full force and effect.

          15.  Assignability; Binding Nature.

               This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to any merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.


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          16.  Representation.

               The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents and warrants that no agreement exists between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

          17.  Entire Agreement.

               This Agreement, together with the Equity Grant and the Indemnification Agreement, contain the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes, merges and voids all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect to the Executive's employment by the Company; provided, however, that all stock options and/or restricted stock awarded to the Executive prior to the Effective Date and all agreements relating thereto shall remain in full force and effect in accordance with their terms except as otherwise modified hereby.

          18.  Amendment or Waiver.

               No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time unless such waiver, by its express terms, so provides. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

          19.  Withholding.

               The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

          20.  Severability.

               In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          21.  Survivorship.

               The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.



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          22.  Controlling Document.

               If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Company and the Executive conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.

          23.  Beneficiaries/References.

               The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          24.  Governing Law/Jurisdiction.

               This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws unless superseded by federal law.

          25.  Resolution of Disputes.

               Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in New York City in accordance with the employment rules and procedures of the American Arbitration Association ("AAA"). The Executive and the Company shall mutually select the arbitrator from a panel of persons with experience in arbitrating similar disputes. If the Executive and the Company cannot agree on the selection of an arbitrator, the AAA shall select such arbitrator. The arbitrator shall hold all hearings within 45 days after being selected and shall issue a written decision regarding any award within two weeks after the last hearing date. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All arbitration costs and all other costs, including but not limited to reasonable attorneys' fees incurred by each Party, shall be borne by the Company; provided, however, that if the arbitrator finds that the Executive's claims are frivolous or without merit, then the arbitration costs shall be shared equally by both Parties and all other costs shall be borne by the Party incurring such cost.

          26.  Notices.

               All notices shall be in writing, shall be sent to the following addresses listed below using a reputable overnight express delivery service, and shall be deemed to be received when sent.

         If to the Company:         909 Third Avenue, 19th Floor
                                    New York, New York  10022
                                    Attention:  General Counsel




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         If to the Executive:       at the address listed on the
                                    Company's payroll records for Executive's state of residency for income tax purposes.


          27.  Headings.

               The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          28.  Compliance with Code Section 409A.

               To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or guidance that may be issued after the Effective Date. Notwithstanding any provision of the Agreement to the contrary, in the event that the Company or the Compensation Committee determines that any amounts payable hereunder will be immediately taxable to the Executive under Section 409A of the Code and related Department of Treasury guidance (or subject the Executive to a penalty tax), the Company may (a) adopt such amendments to the Agreement, including amendments with retroactive effect, that the Company or Compensation Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Agreement and/or (b) take such other actions as the Company or the Compensation Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date.

          29.  Counterparts.

               This Agreement may be executed in two or more counterparts, and such counterparts shall constitute one and the same instrument. Signatures delivered by facsimile shall be deemed effective for all purposes to the extent permitted under applicable law.


                [Remainder of the page intentionally left blank]

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                            COMVERSE TECHNOLOGY, INC.



                                            By:   /s/  Avi T. Aronovitz
                                                --------------------------------
                                                 Name: Avi T. Aronovitz
                                                 Title: Interim Chief Financial
                                                        Officer, Vice President
                                                        of Finance and Treasurer


                                              /s/  Raz Alon
                                            ------------------------------------
                                            Raz Alon

                                                                       EXHIBIT A


                                     RELEASE


         This RELEASE ("Release") dated as of ____________________ between Comverse Technology, Inc., a New York corporation (the "Company"), and Raz Alon (the "Executive").

         WHEREAS, the Company and the Executive previously entered into an employment agreement dated July 14, 2006 under which the Executive was employed to serve as the Company's Chief Executive Officer (the "Employment Agreement"); and

         WHEREAS, the Executive's employment with the Company (has been) (will be) terminated effective
__________________; and

         WHEREAS, pursuant to Section 11 of the Employment Agreement, the Executive is entitled to certain compensation and benefits upon such termination, contingent upon the execution of this Release;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Employment Agreement, the Company and the Executive agree as follows:

         1. The Executive, on his own behalf and on behalf of his heirs, estate and beneficiaries, does hereby release the Company, and any of its Subsidiaries or affiliates, and each past or present officer, director, agent, employee, shareholder, and insurer of any such entities, from any and all claims made, to be made, or which might have been made of whatever nature, whether known or unknown, from the beginning of time, including those that arose as a consequence of his employment with the Company, or arising out of the severance of such employment relationship, or arising out of any act committed or omitted during or after the existence of such employment relationship, all up through and including the date on which this Release is executed, including, but not limited to, those which were, could have been or could be the subject of an administrative or judicial proceeding filed by the Executive or on his behalf under federal, state or local law, whether by statute, regulation, in contract or tort, and including, but not limited to, every claim for front pay, back pay, wages, bonus, fringe benefit, any form of discrimination (including but not limited to, every claim of race, color, sex, religion, national origin, disability or age discrimination), wrongful termination, emotional distress, pain and suffering, breach of contract, compensatory or punitive damages, interest, attorney's fees, reinstatement or reemployment. If any court rules that such waiver of rights to file, or have filed on his behalf, any administrative or judicial charges or complaints is ineffective, the Executive agrees not to seek or accept any money damages or any other relief upon the filing of any such administrative or judicial charges or complaints. The Executive relinquishes any right to future employment with the Company and the Company shall have the right to refuse to re-employ the Executive, in each case without liability of the Executive or the Company. The Executive acknowledges and agrees that even though claims and facts in addition to those now known or believed by him to exist may subsequently be discovered, it is his intention to fully settle and release all claims he may have against the Company and the persons and entities described above, whether known, unknown or suspected.

         2. The Company and the Executive acknowledge and agree that the release contained in Paragraph 1 does not, and shall not be construed to, release or limit the scope of any existing obligation of the Company (i) to indemnify the Executive for his acts as an officer or director of Company in accordance with the bylaws of Company and the Indemnification Agreement (as defined in Section 14 of the Employment Agreement), or (ii) to the Executive and his eligible, participating dependents or beneficiaries under any existing group welfare or retirement plan of the Company in which the Executive and/or such dependents are participants.

         3. The Executive acknowledge that he has been provided at least 21 days to review the Release and has been advised to review it with an attorney of his choice. In the event the Executive elects to sign this letter agreement prior to this 21 day period, he agrees that it is a knowing and voluntary waiver of his right to wait the full 21 days. The Executive further understand that he has seven days after the signing hereof to revoke it by so notifying the Company in writing, such notice to be received by _____________ within the 7 day period. The Executive further acknowledge that he has carefully read this Release, knows and understands its contents and its binding legal effect. The Executive acknowledge that by signing this Release, he does so of his own free will and act and that it is his intention that he be legally bound by its terms.


         IN WITNESS WHEREOF, the parties have executed this Release on the date first above written.


                                             COMVERSE TECHNOLOGY, INC.



                                             By:
                                                --------------------------------
                                                  Name:
                                                  Title:



                                             -----------------------------------
                                             Raz Alon